                            SOUTHWEST GAS CORPORATION
                            5241 Spring Mountain Road
                                 P.O. BOX 98510
                           Las Vegas, Nevada 89193-8510
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To be Held Thursday, May 12, 1994

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Southwest Gas Corporation ("Company") will be held on Thursday, May 12, 1994, at 10:00 a.m. in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, for the following purposes:

     (1)  To elect 11 directors of the Company;

     (2)  To consider and approve a proposed amendment to the Company's
          Restated Articles of Incorporation, set forth as Exhibit A to this Proxy Statement, to provide for a classified board of directors having staggered three-year terms;

     (3) To consider and approve the Management Incentive Plan, set forth as Exhibit B to this Proxy Statement, for key management employees of the Company;

     (4) To consider the continued retention of Arthur Andersen & Co. as independent public accountants; and

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established Tuesday, March 15, 1994, as the record date for the determination of shareholders entitled to vote at the annual meeting and to receive notice thereof. Only holders of the Company's Common Stock are entitled to vote at the meeting.

     Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     Copies of the Summary Annual Report to Shareholders and Form 10-K Annual Report for the year ended December 31, 1993 are enclosed.

                                             [SIG]

                                        Thomas J. Trimble
                              Senior Vice President/General Counsel
                                     and Corporate Secretary

March 31, 1994

Michael O. Maffie, President and CEO

                                                                March 31, 1994

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 12, 1994, in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

     It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you to sign, date and mail the enclosed proxy at your earliest convenience.

     Your interest and participation in the affairs of the Company are sincerely appreciated.


                                        Sincerely,

                                          [SIG]

                                 LOCATION OF 1994
                          ANNUAL MEETING OF SHAREHOLDERS
                            5241 Spring Mountain Road

                            *Shareholder parking will
                           be in the West parking lot.
                           Attendants will be available
                              to provide assistance.





                                      (MAP)

                            SOUTHWEST GAS CORPORATION
                            5241 Spring Mountain Road
                                P.O.  Box 98510
                           Las Vegas, Nevada 89193-8510

                                 PROXY STATEMENT
                                  March 31, 1994

     This Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies representing Common Stock to be voted at the annual meeting of shareholders of the Company to be held on May 12, 1994 and at any adjournment thereof. This proxy statement and accompanying proxy card are being mailed to shareholders on or about March 31, 1994.

     A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of said revocation or valid proxy bearing a later date shall be made upon the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies received pursuant to this solicitation will be voted at the annual meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his shares will be voted in accordance with each specification so made.

     The entire cost of soliciting proxies will be paid by the Company. In following up the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Under an agreement with the Company, Beacon Hill Partners, New York, NY will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $3,000 plus certain expenses.

     The total number of shares of Common Stock outstanding at March 15, 1994, the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, was ___________.  Only holders of Common Stock on the record date are entitled to notice of and to vote at the annual meeting of shareholders.  The Company will appoint one or three employees to function as inspectors of election in advance of the meeting to tabulate votes to ascertain whether a quorum is present and to determine the voting results on all matters presented to shareholders.  A simple majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum.  The affirmative vote of a simple majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitutes at least
a majority of the required quorum) are necessary for the election of each nominee for director and for shareholder approval of the Company's Management
Incentive Plan.   Shareholder approval of a classified board of directors
requires an affirmative vote of the majority of shares outstanding as of the
Record Date.  Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director.

     Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his votes if, prior to the voting, he has given notice, either in person at the meeting, or by proxy, that he intends to cumulate his votes. A shareholder electing to cumulate his votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his name on the books of the Company at the close of business on the record date. He may cast all of his votes for one candidate or allocate them among two or more candidates in any manner he chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     The persons named in the proxies solicited by the Board of Directors, unless otherwise instructed, intend to vote the shares represented by them equally for each of the 11 candidates for the office of director named in this Proxy Statement; HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (1) determine the number of directors they are entitled to elect,
(2) select such number from among the named candidates, choosing those having the greatest number of other votes after taking into consideration all "Withhold Authority" instructions, (3) cumulate their votes, and (4) cast their votes for each candidate among the number they are entitled to elect in such manner that each shall receive, as nearly as possible, the same number of votes.


                              ELECTION OF DIRECTORS
                            (Item 1 on the Proxy Card)

NAMES AND QUALIFICATIONS OF NOMINEES

     Each director elected at the annual meeting of shareholders will serve until the next annual meeting (normally held on the second Thursday of May) and until his or her successor shall be elected and qualified. On January 18, 1994, the Board of Directors amended the Company's bylaws decreasing the number of directors to 11, effective May 12, 1994. The 11 nominees were elected to their present term of office at the last annual meeting of shareholders on May 13,

1993. If the classified board amendment to the Company's Restated Articles of Incorporation (Proposal 2) is approved by shareholders and each nominee is elected, Ralph C. Batastini, Manuel J. Cortez and Thomas Y. Hartley will be designated as Class I directors and will serve for a term ending as of the May 1995 Annual Meeting, Michael B. Jager, Leonard R. Judd, Michael O. Maffie and Carolyn M. Sparks will be designated as Class II directors and will serve for a term ending as of the May 1996 Annual Meeting and Lloyd T. Dyer, Kenny C. Guinn, James R. Lincicome and Robert S. Sundt will be designated as Class III directors and will serve for a term ending as of the May 1997 Annual Meeting. If the classified board amendment is not approved, all nominees will serve until the 1995 Annual Meeting and until his or her successor shall be elected and qualified.

     The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.


RALPH C. BATASTINI
Former President, Vice Chairman and Chief Financial Officer,
The Dial Corp. (Formerly The Greyhound Corporation)

Director Since:  1992
Board Committees:  Audit (Chairman), Pension Plan Investment

     Mr. Batastini, 64, received his undergraduate degree from Illinois State University and his M.B.A. degree in finance from the University of Chicago. He joined The Greyhound Corporation in 1957 and retired in 1984 as vice chairman and chief financial officer. At the time of his retirement Mr. Batastini headed Greyhound's financial group of companies involved in capital equipment leasing, computer leasing, reinsurance, money orders, mortgage insurance and real estate. He subsequently served as president of Batastini & Co. from 1985 to 1990. He currently serves on the boards of the Barrow Neurological Foundation and the Arizona Club and was elected a director of PriMerit Bank in 1992.


MANUEL J. CORTEZ
President and Chief Executive Officer
Las Vegas Convention and Visitors Authority

Director Since:  1991
Board Committees:  Nominating and Compensation, Pension Plan Investment

     Mr. Cortez, 55, served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors and the University Medical Center Board of Trustees and has served as chairman of the Liquor and Gaming Licensing
Board and the Clark County Sanitation District.   He has also held leadership
roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Childrens Museum and Boys Town. Currently,
Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus and the American Society of Travel Agents. He was elected a director of PriMerit Bank in 1991.

LLOYD T. DYER
Retired President and Chief Executive Officer
Harrah's

Director Since:  1978
Board Committees:   Executive, Nominating and Compensation

     Mr. Dyer, 66, obtained a degree in banking and finance from the University of Utah prior to his employment with Harrah's, a hotel/gaming corporation with its principal facilities in Reno and Lake Tahoe, in 1957. He was elected president and chief operating officer of Harrah's in 1975, and elected president and chief executive officer in 1978. He remained in those positions with Harrah's until his retirement in April 1980. Mr. Dyer became a director of PriMerit Bank in 1986. He is also a trustee of the William F. Harrah estate.


KENNY C. GUINN
Chairman of the Board
Southwest Gas Corporation and PriMerit Bank

Director Since:  1981
Board Committees:  Executive, Nominating and Compensation

     Mr. Guinn, 57, was appointed President and Chief Operating Officer of Southwest Gas Corporation in May 1987, Chairman and Chief Executive Officer in October 1988 and was elected Chairman of the Board in May 1993. Mr. Guinn is actively involved in numerous business, charitable and civic activities. He serves as chairman of the Las Vegas Metropolitan Police Fiscal Affairs Committee and is chairman of the Board of Trustees for the University of Nevada Las Vegas Foundation. He is also a director for Oasis Residential, Inc. and Boyd Gaming Corporation. Mr. Guinn was elected a director of PriMerit Bank in 1980 and has served as Chairman of the Board of Directors of PriMerit since 1987.

THOMAS Y. HARTLEY
President and Chief Operating Officer
Colbert Golf Design and Development, Inc.

Director Since:  1991
Board Committees:  Audit, Nominating and Compensation

     Mr. Hartley, 60, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells from 1959 until his retirement as area managing partner in 1988. Mr. Hartley is actively involved in numerous business and civic activities. He is past chairman of the Nevada Development Authority, Chairman of the Las Vegas Founders Golf Foundation, vice chairman of the University of Nevada Las Vegas Foundation, a member of the board of trustees of the Las Vegas Chamber of Commerce and past president of the Boulder Dam Area Council of the Boy Scouts of America. He is a director of Rio Hotel and Casino, Inc., Sierra Health Services, Inc. and was elected a director of PriMerit Bank in 1991.


MICHAEL B. JAGER
Private Investor

Director Since:  1989
Board Committees:  Audit, Pension Plan Investment


     Mr. Jager, 62, obtained a degree in petroleum geology from Stanford University in 1955. After a four-year employment with the Richfield Oil Corporation as a petroleum geologist, he joined the Frank H. Ayres & Son Construction Company and was involved in the construction of subdivisions and homes in southern California until 1979. Since that time he has consulted in the single family residential development industry, and owns and manages a number of businesses in Oregon and Nevada. He was elected a director of PriMerit Bank in 1989.


LEONARD R. JUDD
Former President, Chief Operating Officer and Director
Phelps Dodge Corporation

Director Since:  1988
Board Committees:  Audit, Nominating and Compensation (Chairman)

     Mr. Judd, 55, former president, chief operating officer and director of Phelps Dodge Corporation, joined Phelps Dodge in 1963 and worked at that company's operations in Arizona, New Mexico and New York City. He was elected to the Phelps Dodge board of directors in 1987, president of Phelps Dodge Mining Company in 1988 and became president and chief operating officer of Phelps Dodge in 1989. He remained in these positions until November, 1991. Mr. Judd is a member of various professional organizations and is active in numerous civic groups. He serves as a director of Kasler Holding Company and The University of Arizona and Montana College of Mineral Science and Technology Foundations. He was elected a director of PriMerit Bank in 1988.

JAMES R. LINCICOME
Retired Executive Vice President and General Manager
Government Electronics Group, Motorola Corporation

Director Since:  1987
Board Committees:  Audit, Executive, Nominating and Compensation

     Mr. Lincicome, 68, was employed by Motorola in its Communications Division in 1950. After progressing through positions in that Division, he transferred to the Government Electronics Group, where from 1979 until his retirement in 1987, he was General Manager responsible for various national defense, space exploration and other government related programs. Mr. Lincicome is a member of various professional organizations and is past Chairman of the Arizona State University Engineering Advisory Council, Junior Achievement of Central Arizona, the Phoenix Urban League, United for Arizona and the Valley of the Sun United Way. He has held a number of leadership roles in other civic and charitable organizations in Arizona, including the Research Committee of the Arizona Town Hall and Board Member of the Goldwater Institute, and was vice chairman of the Government Division of the Electronic Industries Association in 1986. He was elected a director of PriMerit Bank in 1988 and of Atherton Technology in 1994.


MICHAEL O. MAFFIE
President and Chief Executive Officer
Southwest Gas Corporation

Director Since:  1988
Board Committees:  Executive

     Mr. Maffie, 46, joined the company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988 and President and Chief Executive Officer in 1993. A graduate of the University of Southern California, he is a member of various professional organizations, a board member of United Way of Nevada, Nevada School of the Arts, Boys and Girls Clubs of Las Vegas and a trustee of the Nevada Symphony Orchestra and the University of Nevada Las Vegas Foundation. He is a director of both the American Gas Association and the Pacific Coast Gas Association. He was elected a director of PriMerit Bank in 1993.

CAROLYN M. SPARKS
Co-Founder
International Insurance Services, Ltd.

Director Since:  1988
Board Committees:  Audit, Pension Plan Investment (Chairman)

     Mrs. Sparks, 52, graduated from the University of California at Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in 1966 in Las Vegas, Nevada. She has served on the University and Community College System of Nevada Board of Regents since 1984, and in 1991 was elected to a two-year term as Chairperson of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding chairperson of the University Medical Center Foundation and the Children's Miracle Network Telethon. She also serves on the boards for the Las Vegas Natural History Museum, Bishop Gorman High School and the Las Vegas Center for Children. She was elected a director of PriMerit Bank in 1988 and was elected to the board of the Showboat, Inc., a hotel/gaming corporation, in 1991.


ROBERT S. SUNDT
Former Director and Executive Committee Chairman
SundtCorp

Director Since:  1987
Board Committees:  Executive, Pension Plan Investment

     Mr. Sundt, 67, has been associated with SundtCorp in a variety of positions since 1948. He was named President of SundtCorp in 1983. He is now retired and has no association with SundtCorp. He was elected a director of PriMerit Bank in 1988. He is a member of the American Institute of Constructors, Consulting Constructors Council of America and a life director of the Associated General Contractors of America. He is a member of the American Arbitration Association and serves as an arbitrator for disputes concerning the construction industry. He is a past member of the Construction Industry Presidents Forum. Mr. Sundt is affiliated with a number of community organizations and is past chairman of the Tucson Metropolitan Chamber of Commerce.

SECURITIES OWNERSHIP BY NOMINEES AND EXECUTIVE OFFICERS

     The following table discloses all Common Stock of the Company beneficially owned by the nominees for Directors and the executive officers of the Company, as of March 1, 1994.

                                             NO. OF SHARES
     NOMINEE/EXECUTIVE OFFICER            BENEFICIALLY OWNED (1)
     _________________________            ______________________

     Ralph C. Batastini                            5,226
     Manuel J. Cortez                              1,085
     Lloyd T. Dyer                                 3,536
     Kenny C. Guinn                               54,327 (2)
     Thomas Y. Hartley                             7,500
     Michael B. Jager                              4,770 (3)
     Leonard R. Judd                               2,000
     James R. Lincicome                            2,000
     Michael O. Maffie                            14,746 (2)
     Carolyn M. Sparks                             2,215
     Robert S. Sundt                               4,500
     George C. Biehl                               9,131 (2)
     Dan J. Cheever                                2,628
     John L. Mayo                                 25,661
     Marvin R. Shaw                                9,323
     L. Keith Stewart                              1,470
     Thomas J. Trimble                             4,511

     Other Executive Officers                      8,452

________________

(1) As of March 1, 1994, the nominees and executive officers of the Company beneficially owned 167,851 shares, which represents less than 1% of the outstanding shares of the Company's Common Stock. No nominee or named executive officer owns any shares of the Company's outstanding Preference or Preferred Stock. No investor owned more than 5 percent of the outstanding voting stock of the Company as of February 6, 1994.

(2) Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Guinn, Maffie, and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.

(3) Number of shares includes 3000 shares held in trust for Margaret Jager, over which Mr. Jager has no control.

           APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                 WITH RESPECT TO THE CLASSIFICATION OF THE BOARD
                            (Item 2 on the Proxy Card)

     The shareholders are being asked to approve an amendment to the Company's Restated Articles of Incorporation to provide for classification of the Board of Directors into three classes, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. After initial implementation, each class of directors would be subject to election every third year and would serve for a three-year term (or until their respective successors are duly elected and qualified). Currently, all of the Company's directors are elected each year for a one-year term.

     The Board of Directors believes that this amendment to the Restated Articles of Incorporation is in the interests of the Company and its shareholders. Board classification will help lend continuity and stability to the management of the Company. Following adoption of the classified board structure, at any given time over one-half of the members of the Board of Directors will generally have had prior experience as directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy development and will have a positive influence on the Company's day-to-day operations.

     If the proposal is approved, the Board of Directors would designate the three classes of directors. One class of directors would serve initially for a one-year term, until the next Annual Meeting (or until their respective successors are duly elected and qualified). The second class of directors would immediately commence a two-year term, and serve until the Annual Meeting scheduled to occur in May 1996 (or until their respective successors are duly elected and qualified). The third class of directors would immediately commence a three-year term, and serve until the Annual Meeting scheduled to occur in May 1997 (or until their respective successors are duly elected and qualified). After each class of directors has served their initial term, each class thereafter would be elected for three-year terms.

     If management's nominees are elected to the Board of Directors at the
Annual Meeting on May 12, 1994 and the classified board amendment is approved by shareholders, the Board of Directors will designate Ralph C. Batastini,
Manuel J. Cortez and Thomas Y. Hartley as Class I directors, to serve for a term ending as of the May 1995 Annual Meeting, Michael B. Jager, Leonard R. Judd,
Michael O. Maffie and Carolyn M. Sparks as Class II directors, to serve for a term ending as of the May 1996 Annual Meeting and Lloyd T. Dyer, Kenny C. Guinn,
James R. Lincicome and Robert S. Sundt as Class III directors, to serve for a term ending as of the May 1997 Annual Meeting.  Information concerning the current nominees for election as directors is set forth above under "ELECTIONS
OF DIRECTORS."  If the proposal to adopt a classified board is not approved, all of the directors elected at the Annual Meeting will serve for a one-year term.

PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

     The amendment to the Company's Restated Articles of Incorporation to implement a classified Board of Directors shall be in substantially the form of the proposed new Article V set forth in Exhibit A to this Proxy Statement.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding as of the Record Date will be required to approve the proposed amendment.

EFFECT OF A CLASSIFIED BOARD

     If adopted, the classification of directors would apply to every future election of directors. Under the proposal, the Board of Directors would be divided into three classes. Directors would serve for a term of three years rather than one year, and one-third of the directors (or as near to one-third as practicable) would be elected each year. Initially, the Class I directors would serve for a term of one year, the Class II directors would serve for a term of two years and the Class III directors would serve for a term of three years, in order to implement the staggered elections. In each year commencing with the May 1995 Annual Meeting, one class of directors would be considered for election for a three-year term.

     Under the proposed amendment to the Restated Articles of Incorporation, the Board of Directors would consist of not less than 11 and not more than 14 directors, with the exact number to be specified by the Board. The Board currently consists of twelve members. Mr. Guild is not standing for reelection to the Board because of retirement, and the Company's Bylaws, which currently establishes the number of directors, have been amended effective as of the Annual Meeting to reduce the number of directors to eleven. In the event that the number of directors changes, the increase or decrease in the number of directors will be apportioned by the Board among the three classes as provided for in the proposed amendment. In no event, however, can a decrease in the number of directors shorten the term of any incumbent director. Vacancies in the Board created by any resignation, removal or other reason, or by an increase in the size of the Board, may under California law and the Company's By-laws be filled by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of outstanding shares.

     Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. If a director or directors is sought to be removed by the shareholders the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) must not be sufficient to elect such director or directors under cumulative voting in an election of the number of directors authorized as of the last director election (the "Relevant Number of Directors"), assuming that the same number of votes were cast as are being cast for removal (or, in the case of a written consent, assuming that all outstanding shares were voted). For a classified board, the Relevant Number of Directors are the greater of the number of directors elected at the most recent annual meeting of shareholders or the number sought to be removed.

     The classification of the Board of Directors will have the effect of making it more difficult to replace incumbent directors and management, even if the reason for the desired change is inadequate performance. A minimum of three annual meetings of shareholders would generally be required to replace the entire Board.

     While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of the Company's Common Stock by causing it to take longer for a person or group of persons who acquire such a block of stock to effect a change in management. The proposal cannot, and is not intended to, prevent a purchase of all or a majority of the Company's Common Stock, nor is it intended to deter bids for such shares. The proposal would have the effect of encouraging persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Board which should give shareholders a better opportunity to evaluate any takeover action.

     Any anti-takeover impact of the proposal is in addition to the anti-takeover provisions of the current Restated Articles of Incorporation. Article IV-A of the Restated Articles requires an affirmative vote of the holders of not fewer than 85 percent of the outstanding shares of the Company's Common Stock to approve or authorize any business combination of the Company with any shareholder who beneficially owns 10 percent or more of the outstanding shares of the Company's Common Stock, unless the business combination is approved by the requisite vote of the Board of Directors. The provisions of Article IV-A are designed to require a shareholder to negotiate with the Board of Directors in order to avoid the supermajority voting requirements with respect to the sale, merger or consolidation of the Company with such shareholder or any entity controlled by such shareholder.

     Any attempt to acquire control of the Company would also be subject to
state and federal regulatory approvals.   Since the Company is a regulated
utility, prior regulatory approvals would be required before any sale, merger or consolidation of the Company could occur. The regulatory approval process, though not designed to protect shareholder interests, would require disclosures regarding the proposed sale, merger or consolidation and provide additional opportunities to shareholders to evaluate any such action.

     Adoption of this amendment to the Company's Restated Articles of Incorporation will not affect the ability of holders of any one or more classes or series of the Company's outstanding Preferred Stock, Cumulative Preferred Stock, Preference Stock or Second Preference Stock to elect one or more directors in the event of dividend arrearages as provided for in the Restated Articles of Incorporation. Directors elected by such classes of stock will continue to be elected for one-year terms, without regard to the classification of the remaining members of the Board of Directors, if the proposed amendment is adopted.

REASONS FOR THE AMENDMENT

     The Board of Directors has unanimously approved the classification of the Board and recommends that the shareholders approve the proposal. The Board believes that such classification will promote stability in the management of the Company and in its long-term planning, strategies and policies, which will be in the best interests of the Company and its shareholders.

     The proposal to adopt a classified Board of Directors is not in response to any effort by a minority shareholder or group of shareholders to attain representation on the Board of Directors or acquire greater influence in the management of the Company's business, nor is the Company aware of any such effort. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT.

               APPROVAL OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN
                            (Item 3 on the Proxy Card)

     The shareholders are being asked to approve the Company's new Management Incentive Plan (Incentive Plan). Approval is being sought to permit the issuance of Company Common Stock to key management employees under the long-term performance provisions of the Plan.

     In 1993 the Board of Directors replaced the Company's short-term bonus plan with the Incentive Plan, effective January 1, 1993. The Incentive Plan is designed to retain key management employees of the Company's utility operation and to focus on specific short- and long-term Company financial performance objectives. Under the Incentive Plan, the Company's annual performance is judged in relation to its historic performance and to a peer group of companies. Future Company performance is also taken into consideration by subjecting one-half of any annual awards to the performance of the Company in relation to designated performance measures over the succeeding three years.

     The performance measures for both components of the Incentive Plan are established annually by a subcommittee of the Nominating and Compensation Committee of the Board of Directors. The performance measures and the associated standards may change from year to year and may receive different emphasis or weight according to the changing priorities of the Company. Award opportunities are also established annually for the key management employees depending on their position with the Company's utility operations.

     Award opportunities under the Incentive Plan are expressed as a percentage of each key management employee's base salary. Before or during each performance period, each key management employee is assigned a specific target award within a range of the potential award opportunities tied directly to the established short-term performance measures.

     The short-term performance measures adopted for 1993 consist of a comparison of the Company's annual performance (a return on equity target, adjusted for inflation, for the Company's utility operations), weighted to reflect the Company's performance for the previous two years and its performance in comparison to a peer group consisting of natural gas distribution companies. Additional performance measures adopted for 1993 include a prohibition on any awards unless the Company's Common Stock dividends equal or exceed the prior year's dividends and the Company's performance equals or exceeds a threshold percentage of the return on equity performance target. The long-term performance measures for 1993 are designed to assess the Company's Common Stock dividend performance in relation to the dividend performance of a peer group consisting of diversified natural gas utilities over the succeeding three years.

     The separate peer groups of natural gas distribution companies selected to assess the Company's performance are designed to correspond to the specific
short- and long-term performance measures.   The peer group of natural gas
distribution utilities was selected to assess the short-term performance of the Company's utility operations. The peer group of diversified natural gas distribution utilities, which consists of the same companies used to assess the Company's five year performance reflected in the "Performance Graph" portion of the Proxy Statement, was selected to assess the long-term performance of the Company's overall operations as a diversified natural gas utility.

     If the short-term performance measures are satisfied, one-half the awards are paid immediately to key management employees and the remaining one-half of the awards will be converted into performance shares tied to the value of the Company's Common Stock on the date of the awards. The performance shares will be restricted for a period of three years and the ultimate payout will be subject to continued employment and the performance of the Company's Common Stock during the restriction period. During the restriction period, the performance shares will be increased by the amount of any dividends paid on the Company's Common Stock. The actual payout of performance shares at the end of the restriction period will be subject up to a 20 percent adjustment, upward or downward, to reflect the Company's performance in relation to the long-term performance measures established for the restriction period.

     The Incentive Plan is administered by a committee consisting of not less than three non-employee members of the Nominating and Compensation Committee of the Board of Directors. The members of the Board of Directors chosen to administer the Incentive Plan may not have receive an award under the plan or any prior incentive plan within the last calendar year. For 1993, the committee selected the executive officers of the Company's utility operations, including both of the Company's Chief Executive Officers, to participate in the Incentive Plan. Other officers of the Company's utility operations, together with a group of non-officer utility management employees were also selected to participate in the Incentive Plan. The number of Incentive Plan participants for 1993 was 52.

     The Board of Directors recommends that the shareholders approve the Incentive Plan. Tying a significant portion of the key management employees' salaries to the Company's short- and long-term performance should provide substantial shareholder value. The Common Stock component of the Incentive Plan should also enhance employee commitment to the Company. If the Incentive Plan is not approved by shareholders, the plan will continue. The Common Stock payout, however, will be replaced with a cash payout for the performance shares under the long-term component of the Incentive Plan.

     The incentive awards earned for 1993 for the executive officers named in the Summary Compensation Table and the other Incentive Plan participants are as follows:

                          MANAGEMENT INCENTIVE PLAN (1)

Name and Position             Cash Award     Performance Shares (2)
_________________             __________     __________________

Michael O. Maffie
  President/C.E.O.              $48,510             2733

Kenny C. Guinn
  Retired Chairman/C.E.O         78,579              (3)

Thomas J. Trimble
  Senior Vice President/
  General Counsel/
  Corporate Secretary            19,219             1083

George C. Biehl
  Senior Vice President/
  Chief Financial Officer/
  Treasurer                      16,632              937

Marvin R. Shaw
  Retired Executive Vice
  President/Rate, Regulations
  and Gas Supply                 23,420              (3)

John L. Mayo
  Retired Executive Vice
  President/Operations           21,655              (3)

L. Keith Stewart
  Senior Vice President/
  Operations                     13,861              781

Executive Group                 247,196            6,960

Non-Executive Director
  Group                               0                0

Non-Executive Officers (3)       75,341            3,565

Employee Group                  442,525           17,285
________________

(1) Mr. Cheever, because he is a full-time employee of the Company's financial subsidiary, is not eligible to participate in the Incentive Plan.

(2) The number of performance shares were determined based on the closing price of the Company's Common Stock on February 28, 1994.

(3) Key management employees who retire, die, become disabled or are involuntary terminated without cause during the annual performance period, are entitled to receive their total awards, determined on a pro rata basis according to the number of months of the year they were employed by the Company, in cash at the end of the performance period.

     A copy of the Incentive Plan is attached to this Proxy Statement as Exhibit
B. Shareholders are encouraged to review the plan carefully. Any description in this Proxy Statement regarding the new plan is qualified in its entirety by reference to Exhibit B.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE NEW MANAGEMENT INCENTIVE PLAN, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL.


                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                            (Item 4 on the Proxy Card)

     The Board of Directors has selected Arthur Andersen & Co. as independent public accountants for the Company for the year ending December 31, 1994 subject to ratification by the shareholders. Arthur Andersen & Co. has served as independent public accountants for the Company since 1957. To the knowledge of the Company, at no time has Arthur Andersen & Co. had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below.

     The selection of Arthur Andersen & Co. by the Board of Directors was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's internal auditors and independent public accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and estimated fees for the coming year. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     During 1993 the Company paid Arthur Andersen & Co. for (1) the examination of the annual financial statements, (2) reviews of unaudited quarterly financial information, (3) assistance and consultation in connection with preparing various Securities and Exchange Commission filings, (4) the examination of the annual financial statements of the Company's employee benefit plans,
(5) consultation in connection with various tax and accounting matters, and
(6) certain other professional services.

     The Audit Committee approved the audit and other professional services and considered the costs of all such services and what effect, if any, performance of the other professional services might have on the independence of the accountants.

     Representatives of Arthur Andersen & Co. will be present at the annual meeting of shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

                               GENERAL INFORMATION

BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company and for establishing broad corporate policies.

     Regular meetings of the Board of Directors are scheduled for the third Tuesdays of January, July, September and November, the first Tuesday of March and the second Wednesday of May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board of Directors held six regular meetings and one organizational meeting in 1993. Each director attended more than 75 percent of the meetings of the Board of Directors and standing committees on which he or she served during 1993.


DIRECTORS COMPENSATION

     Outside directors receive an annual retainer of $20,000, plus $900 for each Board or committee meeting attended. Committee chairpersons receive an additional $500 for each committee meeting attended. The outside directors also receive an annual retainer of $16,000 and fees for serving on the Board of Directors for PriMerit Bank, the Company's financial services subsidiary. Each director receives a fee of $700 for each Bank Board or committee meeting attended, and the Bank committee chairpersons also receive an additional $250
for each committee meeting attended.   Mr. Guild, who is the chairman of the
Executive Committees of the Boards for both the Company and PriMerit Bank, receives an additional $50,000 annually for serving in those positions. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for Board service.

     Outside directors may defer their compensation until retirement or other termination of status as a director. Amounts deferred bear interest at 150% of the Moody's Seasoned Corporate Rate.

     The Company also provides a retirement plan for its outside directors. With a minimum of ten years of service, an outside director can retire and receive a benefit equal to the annual retainer, at retirement, for serving on the Company's Board. Directors who retire before age 65, after satisfying the minimum service obligation will receive retirement benefits upon reaching age
65. A director is also eligible for an increased retirement benefit of $1,000 annually for each ten years of service on the Board beyond the minimum qualifying service period. This increase in benefits is solely discretionary with the Board.

COMMITTEES OF THE BOARD

     In order to assist it in discharging its duties, the Board of Directors has established four permanent committees: (1) the Executive Committee, (2) the Audit Committee, (3) the Nominating and Compensation Committee and (4) the Pension Plan Investment Committee.

     The Executive Committee meets, if necessary, during the months that the full Board does not meet. The committee considers corporate policy matters requiring timely action and recommends that certain other matters be considered and acted upon by the Board of Directors. The Executive Committee consists of Directors Guild (Chairman), Dyer, Guinn, Lincicome, Maffie and Sundt.

     The Audit Committee, whose functions are discussed above under the caption "Selection of Independent Public Accountants," consists of Directors Batastini (Chairman), Hartley, Jager, Judd, Lincicome and Sparks.

     The Nominating and Compensation Committee makes recommendations to the Board on such matters as director fees, officer compensation and benefit programs and compensation and benefit programs for all employees. The Nominating and Compensation Committee also makes recommendations to the Board regarding nominees to be proposed by the Board for election as directors. In considering candidates for the Board, the Nominating and Compensation Committee seeks to achieve an appropriate balance of expertise and diversity of interests recognizing factors such as the character and quality of individuals, experience, age, education, geographic location, anticipated participation in Board activities and other personal attributes or special talents. The Nominating and Compensation Committee will consider written suggestions from shareholders regarding potential nominees for election as directors. To be considered by the Nominating and Compensation Committee for inclusion in the slate of nominees to be proposed by the Board, such suggestions should be addressed to the Company's Corporate Secretary. The Nominating and Compensation Committee consists of Directors Judd (Chairman), Cortez, Dyer, Guinn, Hartley and Lincicome.

     The Pension Plan Investment Committee establishes, monitors and oversees asset investment policy and practices of the retirement plan on a continuing basis. The Pension Plan Investment Committee consists of Directors Sparks (Chairman), Batastini, Cortez, Guild, Jager and Sundt.

     In 1993 the Audit Committee held three meetings, the Nominating and Compensation Committee held seven meetings and the Pension Plan Investment Committee held two meetings. No Executive Committee meetings were held during 1993.


                       EXECUTIVE COMPENSATION AND BENEFITS

EXECUTIVE COMPENSATION REPORT

     The Nominating and Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program.

     Under the supervision of the Committee, the Company has developed and implemented an executive compensation program with the objectives of (1) reasonableness, (2) competitiveness, (3) internal equity, and (4) performance. This is accomplished through an executive compensation program consisting of annual salaries established through industry-based compensation comparisons and a management incentive plan that focuses on specific short- and long-term Company financial performance objectives.

     The nature of the Company's operation has historically led to the utilization of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size used to establish the peer group index for the "Performance Graph" portion of this Proxy Statement were factored into the compensation review. Other utility and manufacturing sector surveys were also used to assess the Company's compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry provides an objective standard to judge the reasonableness of the salaries, maintains the Company's ability to compete for and retain qualified executive officers, and provides a means for ensuring that internal responsibilities are properly rewarded. This same approach is applied in establishing executive officer salaries for the Company's financial services subsidiary, PriMerit Bank.

     In 1993 the Board of Directors replaced the Company's short-term bonus plan with the revised management incentive plan (Incentive Plan), which is more fully described in the "APPROVAL OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN," Proposal 3 in this Proxy Statement. The Incentive Plan is designed to retain key management employees and to focus on specific short- and long-term Company financial performance objectives. The Incentive Plan assesses the Company's annual performance in relation to its historic performance and to a peer group of natural gas distribution companies. Future Company performance is also taken into consideration by subjecting one-half of the annual awards to the performance of the Company's Common Stock over the succeeding three years.

     Salaries for executive officers are directly tied to the mid-point levels for their positions based on the above described industry comparisons. Compensation above those levels is tied to achieving specific financial performance objectives under the Incentive Plan. No performance awards are payable unless the Company's dividends equal or exceed the prior year's dividends and the Company's performance equals or exceeds a threshold percentage of the return on equity performance target. The maximum award opportunities can not exceed 140 percent of the targeted awards for meeting the performance objectives.

     The annual awards under the Incentive Plan are determined by comparing the Company's annual performance (a return on equity target, adjusted for inflation, for the Company's utility operations), weighted to reflect the Company's performance for the previous two years and its performance in comparison to a peer group of natural gas distribution companies. If annual performance awards are earned, one-half of the awards are paid immediately to the key management employees and the remaining one-half of the awards are converted into performance shares tied to the value of the Company's Common Stock on the date of the awards (provided the shareholders approve the Incentive Plan under Proposal 3 in this Proxy Statement). In the event the shareholders do not approve Proposal 3, the value of performance shares will be paid in cash at the end of the restriction period.

     The performance shares will be restricted for a period of three years and the ultimate payout will be subject to continued employment and the performance of the Company's Common Stock during the restriction period. During the restriction period, the performance shares will be increased by the amount of any dividends paid on the Company's Common Stock. The payout of performance shares will also be subject up to a 20 percent adjustment, upward or downward, to reflect the Company's dividend performance over the restriction period compared to the dividend performance of a peer group of diversified natural gas distribution companies for same period.

     The separate peer groups of natural gas distribution companies selected to assess the Company's performance are designed to correspond to specific short- and long-term performance objectives. The peer group of natural gas distribution utilities was selected to assess the short-term performance of the Company's utility operations. The peer group of diversified natural gas distribution utilities, which consists of the same companies used to assess the Company's five year performance reflected in the "Performance Graph" portion of this Proxy Statement, was selected to assess the Company's overall long-term performance.

     In 1994, the Company's financial services subsidiary, PriMerit Bank, implemented a management incentive plan that addresses both short- and long-term performance objectives for the Bank. For 1993, the bonuses paid to the Bank's key management employees were based on their success in implementing the strategic plan of rebuilding the value of the Bank in light of the current regulatory environment.

     During 1993, Mr. Maffie's salary was adjusted to reflect his promotion to the Chief Executive Officer of the Company. His base salary as the Company's chief executive officer was set relative to the mid-point level of salaries being paid to chief executive officers of comparable companies and reflective of
his length of service in his new position.   The Company's utility's performance
during 1993 exceeded the threshold of the performance target under the provisions of the Incentive Plan, thereby justifying the granting of short- and long-term awards to key management employees. Mr. Maffie's award opportunities were tied to his salary as the Company's Chief Executive Officer, not the actual 1993 salary reflected in the Summary Compensation Table. Mr. Maffie's opportunities for short-term cash awards under the Incentive Plan ranged from 15 to 42 percent of his salary, with a like percentage applicable to the long-term award opportunities. The short- and long-term awards earned by Mr. Maffie for 1993 are reflected in the Summary Compensation Table.

     Mr. Guinn, who also served as the Chief Executive Officer during 1993 prior to Mr. Maffie's promotion, received a salary tied to the mid-point level of salaries being paid to chief executive officers of comparable companies for 1992. No adjustment was made to his 1993 salary to reflect any movement in the mid-point level for such salaries that occurred in 1993. Mr. Guinn was also eligible to participate in the Company's Incentive Plan for 1993. His award opportunities were identical to those for Mr. Maffie; however, his actual awards were determined on a pro rata basis according to the number of months he was employed by the Company during 1993. Also, because of Mr. Guinn's retirement during 1993, both his short- and long-term awards were paid in cash. The combined awards earned by Mr. Guinn during 1993 are shown in the bonus column in the Summary Compensation Table.

     The Nominating and Compensation Committee believes that the compensation program addresses the Company's compensation objectives and, with the adoption of the Incentive Plan, enhances the commitment of key management employees and strengthens long-term shareholder value.

                     Nominating and Compensation Committee

                            Leonard R. Judd, Chairman
                            Manuel J. Cortez
                            Lloyd T. Dyer
                            Kenny C. Guinn
                            Thomas Y. Hartley
                            James R. Lincicome


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The above-named committee members served on the Company's
Nominating/Compensation Committee during 1993. Mr. Guinn retired as Chairman and Chief Executive Officer of the Company on May 12, 1993 and retired as a full-time employee of the Company on August 31, 1993. Mr. Guinn became a member of the Committee after his retirement as an officer of the Company.
Clark J. Guild, Jr. also served on the Committee through May 12, 1993.

     During 1993 the Company retained the law firm of Guild, Russell, Morgan, Gallagher & Fuller, Ltd. (formally Guild & Hagen, Ltd.) to provide professional legal services. Mr. Guild is a partner in the firm and during 1993 the Company paid the firm $16,661 for legal services. It is expected Mr. Guild's law firm will continue to represent the Company in 1994 in such matters as management may specify. The Company believes that the fees paid to the firm do not exceed the fees which the Company would be required to pay for comparable legal services.

SUMMARY COMPENSATION TABLE

     The following table provides for fiscal years ended December 31, 1991, 1992 and 1993, compensation earned by the Company's Chief Executive Officer, the Company's Chief Executive Officer who retired during 1993, two executive officers who retired during 1993 and each of the four other most highly compensated executive officers of the Company.

                                                 SUMMARY COMPENSATION TABLE (1)
                                                                                    Long-Term Compensation (2)(3)
                                                                                 __________________________________
                                                                                          Awards          Payouts
                                                 Annual Compensation             _______________________ __________
                                     __________________________________________    Restricted                          All Other
         Name and                                               Other Annual         Stock      Options    LTIP     Compensation($)
   Principal Position (4)(5)   Year  Salary($)  Bonus($)(6)  Compensation($)(7)  Award(s)($)(8) SARs (#) Payouts($) (9)(10)(11)(12)
____________________________   ____  _________  ___________  __________________  ______________ ________ __________ _______________
Michael O. Maffie              1993   316,904      48,510             0              48,510        N/A      N/A          31,070
  President/C.E.O.             1992   256,503     109,100             0               N/A          N/A      N/A          22,696
                               1991   234,863           0             0               N/A          N/A      N/A          20,195

Kenny C. Guinn                 1993   340,618      78,579         8,151               N/A          N/A      N/A          63,250
  Retired Chairman/C.E.O       1992   414,617     174,500             0               N/A          N/A      N/A          30,191
                               1991   396,233           0             0               N/A          N/A      N/A          21,948

Dan J. Cheever                 1993   208,725      75,000             0               N/A          N/A      N/A           4,497
  President/C.E.O.             1992   178,771           0             0               N/A          N/A      N/A           1,638
  PriMerit Bank

Thomas J. Trimble              1993   206,345      19,219             0              19,219        N/A      N/A          38,223
  Senior Vice President/       1992   204,000      46,400             0               N/A          N/A      N/A          31,178
  General Counsel/             1991   204,000           0             0               N/A          N/A      N/A          28,791
  Corporate Secretary

George C. Biehl                1993   175,449      16,632             0              16,632        N/A      N/A           8,732
  Senior Vice President/       1992   144,553      46,400             0               N/A          N/A      N/A           6,681
  Chief Financial Officer/     1991   128,870           0             0               N/A          N/A      N/A           5,473
  Treasurer

Marvin R. Shaw                 1993   153,742      23,420         4,021               N/A          N/A      N/A          10,093
  Retired Executive Vice       1992   178,372      57,100             0               N/A          N/A      N/A          16,963
  President/Rate, Regulation   1991   160,192           0             0               N/A          N/A      N/A          15,191
  and Gas Supply

John L. Mayo                   1993   150,468      21,655        11,326               N/A          N/A      N/A          16,237
  Retired Executive Vice       1992   187,503      60,200             0               N/A          N/A      N/A          34,363
  President/Operations         1991   166,918           0             0               N/A          N/A      N/A          35,308

L. Keith Stewart               1993   144,622      13,861             0              13,861        N/A      N/A          11,170
  Senior Vice President/       1992   132,432      30,000             0               N/A          N/A      N/A           9,528
  Operations                   1991   125,096           0             0               N/A          N/A      N/A           8,528

/TABLE

(1) All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2) For 1991 and 1992, the Company had no restricted stock, stock options or other long-term incentive programs.

(3) In 1993 the Company introduced a revised Management Incentive Plan which includes the issuance of restricted Common Stock. The Common Stock component of the plan is subject to shareholder approval at this year's Annual Meeting, and is described in this Proxy Statement under the heading "APPROVAL OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN."

(4) Mr. Guinn retired as the Company's Chairman and Chief Executive Officer in May 1993 and as a full-time employee in August 1993. Mr. Guinn was provided a severance arrangement on his retirement which consisted of two additional years of service with the Company for the purpose of computing retirement benefits. The two additional years of service eliminated a ten percent reduction in Mr. Guinn's retirement benefits.

(5) Mr. Cheever was appointed President and Chief Executive Officer of the Company's financial subsidiary, PriMerit Bank, in 1992. Prior to that time, Mr. Cheever was not considered an executive officer of the Company.

(6) For Messrs. Guinn, Mayo and Shaw, the incentive awards they received under the Company's Management Incentive Plan were pro-rated for the length of time they were full-time employees during 1993, and their awards were paid in cash, rather than being evenly distributed cash and the issuance of performance shares under the long-term component of the plan.

(7) Compensation reported in this column consists of above-market interest earned on deferred compensation paid or payable during the year. Under the Company's executive deferral plan, payment of deferred compensation can only commence upon the retirement of a plan participant or at some other employment terminating event.

(8) Dividends equal to the dividends paid on the Company's Common Stock will be paid on the performance shares awarded under the long-term component of the Management Incentive Plan, while such shares are restricted.

(9) For Messrs. Maffie, Trimble, Biehl, Mayo, Shaw and Stewart, the amounts shown in this column for each year consist of above-market interest on deferred compensation and matching contributions under the Company's executive deferral plan. Under the plan, the executive officers may defer up to 50% of their annual compensation for payment at retirement or at some other employment terminating event. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company's 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary.

(10) For Mr. Guinn, the amounts shown in this column for 1991 and 1992 consist of above-market interest and matching contributions under the Company's executive deferral plan. For 1993, the amount includes above-market interest, matching contributions under the Company's executive deferral plan, director's retainer and fees paid to Mr. Guinn after his retirement as a full-time employee of the Company and an increase in retirement benefits received in 1993 under the severance arrangement provided to Mr. Guinn upon his retirement.

(11) For Mr. Cheever, the amounts shown in this column for each year consist of matching contributions under PriMerit Bank's 401(k) plan.

(12) The breakdown of All Other Compensation for 1993 is as follows:

                  Above-Market     Company     Director's   Severance
                    Interest    Contributions    Fees       Benefits
                  ____________  _____________  __________   _________

Mr. Maffie          $21,216        $9,854         N/A          N/A
Mr. Guinn            16,302         8,257       $16,766      $21,925
Mr. Cheever            N/A          4,497         N/A          N/A
Mr. Trimble          32,015         6,208         N/A          N/A
Mr. Biehl             3,421         5,311         N/A          N/A
Mr. Mayo             13,918         2,319         N/A          N/A
Mr. Shaw              7,243         2,850         N/A          N/A
Mr. Stewart           6,775         4,395         N/A          N/A

BENEFIT PLANS

     SOUTHWEST GAS BASIC RETIREMENT PLAN. The named executive officers participate in the Company's non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries (except PriMerit Bank which has a separate plan). Benefits are based upon an employee's years of service, up to a maximum of 30 years, and the employee's highest five consecutive years salary within the final 10 years of service.

                            PENSION PLAN TABLE (1) (2)

    Annual                       Years of Service
Compensation         10        15        20        25       30
____________      _______  ________  ________  ________ ________

$  50,000         $ 8,750  $ 13,125  $ 17,500  $ 21,875 $ 26,250
  100,000          17,500    26,250    35,000    43,750   52,500
  150,000          26,250    39,375    52,500    65,625   78,750
  200,000          35,000    52,500    70,000    87,500  105,000
  250,000          43,750    65,625    87,500   109,375  131,250
  300,000          52,500    78,750   105,000   131,250  157,500
  350,000          61,250    91,875   122,500   153,125  183,750
  400,000          70,000   105,000   140,000   175,000  210,000
  450,000          78,750   118,125   157,500   196,875  236,250
  500,000          87,500   131,250   175,000   218,750  262,500


(1) Years of service beyond 30 years will not increase benefits under the basic retirement plan.


(2) For 1994, the maximum annual compensation that can be considered in determining benefits under the Plan is $150,000. For future years, the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

     Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 1993, the credited years of service for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Guinn, 16 years; Mr. Maffie, 15 years; Mr. Biehl, 8 years; Mr. Stewart, 9 years; and Mr. Trimble, 7 years;

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

     SUPPLEMENTAL RETIREMENT PLAN. The named executive officers also participate in the Company's supplemental retirement plan. Such officers with ten or more years of service may retire at age 55 or older and will receive benefits under the plan. Such benefits, when added to benefits received under the basic retirement plan, will equal 60% of their highest 12-months of compensation with the Company. The total benefit may be reduced if an officer retires prior to age 60, depending upon his age and total years of service with the Company. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available to such officers.

     PRIMERIT BANK RETIREMENT INCOME PLAN. Mr. Cheever, who is a named executive officer, participates in PriMerit Bank's non-contributory, defined benefit retirement plan, which is available to all employees of the Bank and its subsidiaries. Through March 1994, benefits were based upon an employee's years of service, up to a maximum of 15 years, and the employee's 60 highest paid consecutive months of employment with the Bank. Commencing April 1, 1994, the plan was curtailed. Employees hired on or after that date will not be able to participate in the plan, while existing employees will not be able to increase benefits under the plan through additional service with the Bank. Salary changes for existing employees, however, will continue to effect plan benefits.

                            PENSION PLAN TABLE (1) (2)

        Annual                        Years of Service
     Compensation               5             10            15
     ___________             _______       _______      ________

     $ 50,000                $ 5,833       $11,667      $ 17,500
      100,000                 11,667        23,333        35,000
      150,000                 17,500        35,000        52,500
      200,000                 23,334        46,667        70,000
      250,000                 29,138        58,336        87,500
      300,000                 34,965        70,004       105,000

(1) Prior to March 31, 1993, years of service beyond 15 years would not increase benefits under the plan. With the curtailment of the plan, additional years of service will no longer increase benefits under the plan.

(2) For 1994, the maximum annual compensation that can be considered in determining benefits under the Plan is $150,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

     Compensation covered under the retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 1993, the credited years of service for Mr. Cheever was 5 years.

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the Bank's basic and supplemental retirement plans are not reduced by any Social Security benefits.

     PRIMERIT BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Mr. Cheever also participates in the Bank's supplemental retirement plan. Participation in the supplemental plan is limited to officers of the Bank selected by the Bank's Board of Directors. Benefits under the plan, when added to benefits received under the defined benefit retirement plan, will equal 60 percent of the participant's average annual salary over the 60 highest paid consecutive months of service. The total benefit will be reduced if a participant retires prior to age 65, and with less than 15 years of service with the Bank. The cost to the Bank for benefits under the supplemental retirement plan for Mr. Cheever cannot be properly determined because of the overall plan assumptions and options available to the participants.


                                PERFORMANCE GRAPH

     The performance graph below compares the five year cumulative total return on the Company's Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor's 500 Stock Composite Index (S&P 500) and the Edward D. Jones Natural Gas Diversified Index, a peer-group index compiled by Edward D. Jones & Company, consisting of the Company and 21 other diversified natural gas distribution companies.(1)(2)

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS

                                      TABLE

                   Southwest         S&P        E.D. Jones
Year                  Gas            500          Index
____               _________       _______      __________

1988                $100.00        $100.00        $100.00
1989                 106.30         131.60         140.80
1990                  88.30         127.50         125.10
1991                  77.90         166.30         108.50
1992                 106.20         178.90         115.00
1993                 129.10         197.00         130.20

(1) The Company selected the Edward D. Jones Natural Gas Diversified Index as a peer-group index because it provides a representative sample of natural gas distribution companies with at least 30%, but less than 90%, of their gross revenues from distribution operations. This index should be available on a continuing basis.

(2) The Edward D. Jones Natural Gas Diversified Index, which is weighted by year-end market capitalization, consists of the following companies; Alabama/Tennessee Resources, Inc., Arkla, Inc., Chesapeake Utilities Corp., Columbia Gas System, Consolidated Natural Gas, Eastern Enterprises, Energen Corp., Enserch Corp., Equitable Resources, Inc., KN Energy, Inc., National Gas & Oil Co., Nicor, Inc., Oneok, Inc., Pacific Enterprises, Questar Corp., South Jersey Industries, Southwest Gas Corporation, Southwestern Energy Co., UGI Corp., Valley Resources, Inc., Washington Energy Co. and Wicor, Inc.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1993 some directors and executive officers of the Company were depositors of, and had transactions with, PriMerit Bank, the Company's wholly-owned subsidiary. These transactions were on the same terms (including interest rates, repayment terms and collateral) as those prevailing at the time for comparable transactions with other persons of similar credit-worthiness and, in the opinion of the Board of Directors of PriMerit Bank, do not involve more than a normal risk of collectibility or other unfavorable characteristics.

     For other relationships between the Company and its Directors and officers during 1993, please refer to the discussion in this statement under the caption, "Compensation Committee Interlocks and Insider Participation."


                     OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matters which might be presented for shareholder action at the meeting.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the 1995 annual meeting must be received in writing by the Company on or before December 2, 1994 to be considered for inclusion in the proxy materials for the 1995 annual meeting. All proposals must comply with applicable SEC rules. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

                              By Order of the Board of Directors



                                             [SIG]

                                        Thomas J. Trimble
                              Senior Vice President/General Counsel
                                     and Corporate Secretary